Exhibit 10.10

                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is entered into as of October 7, 1996, by and between Robertson-Ceco Corporation, a Delaware corporation (the "Company"), and Ronald D. Stevens ("Executive").

                                    RECITALS

     WHEREAS, the Executive has extensive and valuable knowledge and experience and the Company desires to have the benefit of the Executive's knowledge and experience; and

     WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the promises contained herein, the parties agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, as Executive Vice President and Chief Financial Officer of the Company, to perform such duties and services of an executive and administrative character as shall be assigned to him from time to time by the President or Board of Directors (the "Board") of the Company (the "Services"), including managerial functions in the areas of financing and accounting. The Executive agrees to hold such offices with the Company and/or any other entity controlling, controlled by or under common control with the Company (an "Affiliate") to which, from time to time, he may be elected or appointed, without additional compensation. Employment shall commence on the date hereof and shall continue until terminated pursuant to this Agreement.

     2. COMPENSATION. For all duties to be performed by Executive hereunder, Executive shall receive the following compensation:

          (a) an annual salary of $200,000, payable in accordance with the Company's normal payroll practices (prorated for any partial calendar year), with prospective changes as determined by the Board or a committee thereof;

          (b) an annual bonus based on the Company's performance and other appropriate factors, if any, if awarded in the sole discretion of the Board, provided, however, that Executive's annual bonus for the 1996 calendar year shall be a prorated portion of $25,000 and thereafter the Executive's annual bonus shall not exceed $25,000 unless otherwise determined by the Board or a committee thereof;

          (c) the fringe benefits and participation in benefit plans generally available to employees of the Company located at the Company's facility in San Ramon, California, from time to time, it being acknowledged that the Company may at any time change the fringe benefits or benefit programs offered to the Executive to the extent consistent with changes made to benefits or programs offered generally to employees of the Company;

          (d)  1.67 days paid vacation per month; and

          (e) a relocation allowance, to the extent required under the provisions of the Company's Policy Manual, as in effect as of the date hereof, with all time periods referenced therein for these purposes extended to August 1, 1997.

     3. EXPENSES. Executive shall be entitled to reimbursement from the Company of reasonable business expenses incurred in the performance of Executive's duties hereunder, in accordance with the Company's policies.

     4.   CONFIDENTIAL INFORMATION.

          (a) Executive acknowledges that during his employment with the Company, he will have access to confidential and proprietary information of the Company, including without limitation, information relating to the business, customers, suppliers, products, developments, pricing and other methods of doing business of the Company. Executive recognizes that such information is the property of the Company and shall be held by him solely for the Company's benefit, and shall not be used or disclosed to others at any time other than in the performance of Executive's duties hereunder. Upon the termination of Executive's employment, Executive shall deliver to the Company all copies of information of or with respect to the Company in his possession.

          (b) Executive acknowledges that he has carefully read and considered the terms of this Section 4 and knows them to be essential to induce the Company to enter into this Agreement and to protect the business of the Company and that any breach of the provisions contained herein will result in serious and irreparable injury to the Company. Therefore, in the event of a breach or anticipated breach of any of the terms of this Section 4, the Company shall be entitled, in addition to all other rights and remedies available under law or in equity, the equitable relief against Executive, including, without limitation, an injunction to restrain Executive from such breach or anticipated breach and to compel compliance with this Agreement.

     5. TERMINATION. The parties acknowledge that Executive's employment hereunder is an employment at will and may be terminated by either party at any time, with or without cause. In addition, Executive's employment may be terminated at any time as follows:

          (a) Disability. The Company may, on not less than 30 days prior written notice, terminate Executive's employment in the event that (i) Executive is unable, because of mental or physical disability ("Disability"), to perform his duties hereunder for a total of 90 days (whether or not consecutive) in any period of 12 months, or (ii) if two physicians licensed to practice medicine in the United States shall have certified to the Company that Executive's disability is such as will preclude Executive from performing his duties for at least the number of days specified in clause (i) hereof, including the number of days already elapsed. Executive agrees to submit to any reasonable medical examination requested by the Company.

          (b) Death. Executive's employment shall automatically terminate upon the date of death of Executive.

          (c) Cause. The Company may terminate Executive's employment at any time for cause. For purposes hereof, the term "cause" shall include, without limitation: (i) dishonest, fraudulent or illegal conduct; (ii) misappropriation of Company funds; (iii) misconduct which is reasonably deemed to be injurious to the Company; (iv) commission of a criminal misdemeanor or felony, other than minor traffic violations; or (v) willful failure by Executive to perform his duties hereunder.

     6.   COMPENSATION UPON TERMINATION.

          (a) Termination Other than For Cause. If Executive's employment is terminated by the Company, other than pursuant to Section 5(a) or 5(c) of this Agreement, the Company shall provide as "Severance" to Executive, for a period of twelve months following such termination, (i) payment of Executive's monthly salary as of the date of termination and (ii) the benefits described in Section 2(c) above.

          (b) Termination With Cause. If Executive's employment is terminated pursuant to Section 5(b), or by the Executive, or by the Company pursuant to Section 5(a) or 5(c) of this Agreement, the Company shall not be obligated to pay the Executive any Severance. All obligations of the Company under this Agreement shall cease upon the termination of Executive's employment under such circumstances.

     7. STOCK AWARD. The Company shall grant to Executive a restricted stock award in accordance with Exhibit A hereto.

     8. NOTICE. Any notice required to be given, served or delivered to any of the parties hereto shall be sufficient if it is in writing and sent by certified or registered mail, with proper postage prepaid, addressed as follows and shall be deemed given up on deposit in the mail in such manner:

               Executive

               Ronald D. Stevens
               2721 Deer Meadow Drive
               Danville, CA  94506

               To the Company:

               Robertson-Ceco Corporation
               5000 Executive Parkway, Suite 425
               San Ramon, CA  94583

     9. ASSIGNMENT. This Agreement is for personal services and may not be assigned by either party. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, heirs, distributees, devices and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate.

     10. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California, and the parties consent to the jurisdiction of California courts over all matters relating to this Agreement.

     11. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     12. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties, supersedes all prior discussions, agreements and understandings of every kind between the parties, and may be changed only by a written document signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     13. SEVERABILITY. If any provision of this Agreement shall be prohibited by or invalid under applicable law, or otherwise determined to be unenforceable, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of this Agreement.

     14. WAIVER. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of either of the Executive or of the Company.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                              ROBERTSON-CECO CORPORATION


                              By:  /s/ E.A. Roskovensky
                              Title:  Chief Operating Officer


                              EXECUTIVE:


                              /s/ Ronald D. Stevens
                              Ronald D. Stevens


                                                                 EXHIBIT A

                        RESTRICTED STOCK AWARD AGREEMENT

          THIS RESTRICTED STOCK AWARD ("Award") is entered into effective as of October 7, 1996, by and between Robertson-Ceco Corporation, a Delaware corporation (the "Company"), and Ronald D. Stevens ("Employee").

                                   WITNESSETH:

          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for designated officers and employees of the Company to obtain or increase their stock interest in the Company in order to create a greater incentive to work for and manage the Company's affairs in such a way that its shares may become more valuable and has authorized the Robertson-Ceco Corporation Amended and Restated 1991 Long-Term Incentive Plan (the "Plan"); and

          WHEREAS, pursuant to Employee's Employment Agreement with the Company dated as of October 7, 1996, the Company has agreed to provide Employee with an award of a restricted stock interest in the Company on the terms and conditions set forth herein and in the Plan, and the Employee has accepted such Restricted Shares on such terms and conditions.

          NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Employee under Section 3 hereunder, the Company hereby grants this Award to the Employee on the terms hereinafter expressed.

          Section 1. Definitions. For purposes of this Award, the following terms shall have the following meanings:

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean the Committee appointed by the Board to administer the Plan.

          (c) "Common Stock" shall mean the common stock of the Company, $.01 par value.

          (d)  "Effective Date" shall mean October 7, 1996.

          (e) "Employment Agreement" shall mean the Employment Agreement between the Employee and the Company dated as of October 7, 1996.

          (f)  "Restricted Shares" shall have the meaning specified in Section
2.

          (g)  "Restrictions" shall have the meaning specified in Section 3.

          (h)  "Vested Shares" shall have the meaning specified in Section 4.

          Section 2. Award of Restricted Shares. Subject to all of the terms and conditions set forth below and in the Plan, the Company hereby grants to Employee an award of 15,000 shares of Common Stock (the "Restricted Shares"). The transfer of the Restricted Shares to Employee is conditioned upon Employee, concurrently with the execution of this Award, delivering to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Shares.

          Section 3. Restrictions. The Restricted Shares are being awarded to Employee subject to the transfer and forfeiture restrictions set forth in Sections 3(a) and (b) below (together, the "Restrictions"), which shall lapse as provided in Section 4 hereof.

          (a) Transfer. Prior to the lapse of the Restrictions with respect to any Restricted Shares, Employee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, or otherwise transfer all or any part of the Restricted Shares without the prior written consent of the Committee, which consent may be withheld by the Committee in its sole discretion.

          (b) Forfeiture. Subject to Section 4, upon termination of Employee's employment with the Company for any reason whatsoever, all Restricted Shares held by Employee at the effective time of such termination of employment shall immediately thereafter be returned to and canceled by the Company, and shall be deemed to have been forfeited by Employee to the Company. Upon a forfeiture of Employee's Restricted Shares, the Company will not be obligated to pay Employee any consideration whatsoever for the forfeited Restricted Shares.

          4.   Lapse of Restrictions.
          (a) The Restrictions shall lapse with respect to the Restricted Shares awarded hereunder as follows:

               (i) the Restrictions shall lapse as to 20% of the total Restricted Shares covered by this Award on each annual anniversary of the Effective Date (an "Anniversary Date"); and

               (ii) the Restrictions shall lapse immediately prior to termination of Employee's employment by the Company as a result of Employee's death or disability or resignation or retirement by Employee as to (x) the number of Restricted Shares as to which the Restrictions would have lapsed on the next Anniversary Date, multiplied by (y) (A) the number of days which, as of such employment termination, have elapsed since the most immediately preceding Anniversary Date divided by (B) 365; and

               (iii) the Restrictions shall lapse as to all of the Restricted Shares covered by this Award immediately prior to a termination of Employee's employment by the Company other than (A) as described in
          Section 4(a)(ii) or (B) for "cause" (as defined in the Employment Agreement).

          (b) To the extent the Restrictions shall have lapsed under Section 4(a) with respect to all or a portion of the Restricted Shares subject to this Award, those Shares ("Vested Shares") shall no longer be Restricted Shares and will thereafter be free of the terms and conditions of this Award.

          5. Adjustments. If there is any change in the capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the capital stock of the Company, which has occurred after the date hereof, the terms "Restricted Shares" and "Vested Shares" shall include any shares, securities, or other property that Employee receives or becomes entitled to receive as a result of Employee's ownership of the original Restricted Shares. In such event, any references in this Award to Employee's employment with the Company shall thereafter refer to Employee's employment with any successor entity to the Company.

          6. Change of Control. There will be no lapse of Restrictions on Restricted Shares upon a Change in Control or a "covered transaction" (as defined in the Plan) unless otherwise approved by the Committee, except to the extent otherwise expressly provided in Section 4 hereof.

          7. Custody. All certificates representing the Restricted Shares (other than Vested Shares) shall be deposited, together with stock powers executed by Employee, in proper form for transfer, with the Company. The Company shall provide Employee with a copy of a certificate representing the Restricted Shares. The Company is hereby authorized to cause the transfer to come into its name of all certificates representing the Restricted Shares which are forfeited by Employee to the Company pursuant to Section 3 hereof. At the request of Employee, certificates representing Vested Shares shall, subject to any applicable securities law restrictions, be delivered by the Company to Employee or Employee's personal representative. Certificates representing shares that have become Vested Shares in accordance with Section 4 shall be issued without the legend evidencing the Restrictions.

          8. Voting and Other Rights. Upon Employee's timely compliance with each of the conditions set forth in Section 2 hereof, Employee shall have all of the rights and status as a shareholder of the Company in respect of the Restricted Shares, including the right to vote such shares and to receive dividends or other distributions thereon.

          9. Withholding. The award of Shares hereunder, and the lapse of Restrictions on the Restricted Shares, is conditioned on any applicable withholding taxes having been collected by the Company pursuant to a lump sum payroll deduction from Employee's other compensation or by direct payment by Employee to the Company.

          10.  Miscellaneous.
          (a) Entire Agreement. Subject to the terms and conditions set forth in the Plan, this Award contains the entire understanding and agreement between the parties and cannot be amended, modified or supplemented in any respect, except as permitted under the Plan or by a subsequent written agreement entered into by both parties.

          (c) Successors. This Award is binding upon and will inure to the benefit of any successor to the Company whether by way of a merger, purchase, consolidation or otherwise.

          (d) Applicable Law. This Award shall be construed in accordance with and governed by the substantive laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflicts of laws).

          IN WITNESS WHEREOF, the parties have caused this Award to be effective as of the day and year first above written.



EMPLOYEE                      ROBERTSON-CECO CORPORATION


/s/ Ronald D. Stevens          By /s/ E.A. Roskovensky
RONALD D. STEVENS               Name:  E.A. Roskovensky
                                Its:   Chief Operating Officer